Calculation of Filing Fee Tables
S-3
HighPeak Energy, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	Other			$ 300,000,000.00	0.0001381	$ 41,430.00
Fees to be Paid	2	Equity	Common stock, par value $0.0001 per share	Other	108,764,359		$ 691,741,323.24	0.0001381	$ 95,529.48
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 991,741,323.24		$ 136,959.48
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 104,373.74
			Net Fee Due:						$ 32,585.74
Offering Note
[1]	(1) An indeterminate number of shares of common stock, par value $0.0001 per share ("common stock") of HighPeak Energy, Inc. (the "Registrant") is being registered as may from time to time be offered hereunder, on a primary basis, at indeterminate prices with an aggregate initial offering price not to exceed $300,000,000. (2) Includes such indeterminate amount of securities as may be issued upon exercise, conversion or exchange of, pursuant to anti-dilution adjustments, or pursuant to a stock dividend, stock split or similar transaction with respect to, securities that provide for such issuance, exercise, conversion, exchange, adjustment, stock split or similar transaction. Separate consideration may or may not be received for any of these securities.

[2]	(3) The proposed maximum aggregate offering price has been calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), and reflects the maximum aggregate offering price of securities that may be issued. (4) Includes 79,706,576 shares of common stock acquired by the selling securityholders at the Closing of the business combination, and through related transactions and any subsequent transfers by selling securityholders. (5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act on the basis of the average of the high and low sale prices of our common stock on October 30, 2025, as reported on the Nasdaq Global Market (the "Nasdaq"), which date is within five business days prior to filing this registration statement. (6) The proposed maximum offering price per share of our common stock as may be offered on a secondary basis will be determined by the selling securityholders from time to time in connection with, and at the time of, the sale by the selling securityholders of such securities. (7) On December 17, 2021, the Registrant filed a Registration Statement on Form S-3 (No. 333-261706), which became effective on January 3, 2022 (the "Prior Registration Statement") with the SEC and paid a primary offering (the "primary offering") registration fee of $27,810.00. An amount of $144,232,500 remained unsold under the Prior Registration Statement; such primary offering has been terminated and all of such securities remain unsold. Furthermore, the 108,764,359 shares of common stock registered hereunder for sale by the selling stockholder were included in the 117,064,602 shares of common stock (the "secondary unsold stock") registered pursuant to the Prior Registration Statement that were unsold. Pursuant to Rule 457(p) under the Securities Act of 1933, the filing fee of $136,959.48 due with respect to the primary offering and secondary unsold stock registered hereunder is fully offset by filing fees of $104,373.74 previously applied under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this registration statement against the fees previously paid in connection with the unsold amount of securities on the Prior Registration Statement. Accordingly, a fee of $32,585.74 is being paid in connection with the filing of this Registration Statement after an offset amount of $104,373.74 is applied to this Registration Statement's registration fee.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	HighPeak Energy, Inc.	S-3	333-261706	12/17/2021		$ 104,373.74	Equity	Common Stock, par value $0.0001 per share	22,115,739	$ 144,232,500.00
Fee Offset Sources		HighPeak Energy, Inc.	S-3	333-261706		12/17/2021						$ 104,373.74
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On December 17, 2021, the Registrant filed a Registration Statement on Form S-3 (No. 333-261706), which became effective on January 3, 2022 (the "Prior Registration Statement") with the SEC and paid a primary offering (the "primary offering") registration fee of $27,810.00. An amount of $144,232,500 remained unsold under the Prior Registration Statement; such primary offering has been terminated and all of such securities remain unsold. Furthermore, the 108,764,359 shares of common stock registered hereunder for sale by the selling stockholder were included in the 117,064,602 shares of common stock (the "secondary unsold stock") registered pursuant to the Prior Registration Statement that were unsold.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A